UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 9, 2013

Date of Report (date of earliest event reported)

ADVENT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26994	94-2901952
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

600 Townsend Street

San Francisco, California 94103

(Address of principal executive offices)

(415) 543-7696

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders
SIGNATURES

ITEM 5.07           Submission of Matters to a Vote of Security Holders

Set forth below are the final voting results for each proposal submitted to a vote of Advent Software, Inc.’s (“Advent” or the “Company”) stockholders at the 2013 Annual Meeting of Stockholders held on May 9, 2013. For more information on the following proposals, see the Company’s 2013 Proxy Statement.

Proposal 1. To elect eight directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

	Number of Shares
				Broker
	For	Against	Abstained	Non-Votes

John H. Scully	41,704,271	3,192,933	52,040	2,466,073
Stephanie G. DiMarco	28,629,244	16,270,862	49,138	2,466,073
David Peter F. Hess Jr.	44,510,256	384,317	54,671	2,466,073
Asiff S. Hirji	44,074,457	818,884	55,903	2,466,073
James D. Kirsner	28,449,359	561,009	15,938,876	2,466,073
Christine S. Manfredi	44,593,384	301,745	54,115	2,466,073
Robert M. Tarkoff	28,734,667	271,763	15,942,814	2,466,073
Wendell G. Van Auken	44,319,202	572,050	57,992	2,466,073

Proposal 2. To ratify the appointment of PricewaterhouseCoopers LLP as Advent’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Number of Shares
For	Against	Abstained

47,268,871	98,209	48,237

Proposal 3. To approve, on an advisory basis, the compensation of Advent’s Named Executive Officers.

Number of Shares
			Broker
For	Against	Abstained	Non-Votes

44,521,083	371,552	56,609	2,466,073

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVENT SOFTWARE, INC.

	By:	/s/ James S. Cox
James S. Cox
Executive Vice President and
Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: May 15, 2013